SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)    March 27, 1998

                       MIDDLE  BAY  OIL  COMPANY, INC.
            (Exact name of registrant as specified in its charter)

           Alabama                 0-21702               63-1081013
 (State or other jurisdiction    (Commission           (IRS Employer
     of incorporation)           File Number)        Identification No.)

            1221 Lamar Street, Suite 1020, Houston, Texas 77010
                 (Address of principal executive offices)

Registrant's telephone number, including area code     (713) 759-6808


                                     N/A
          (Former name or former address, if changed since last report)


ITEM 2.     ACQUISITION AND DISPOSITION OF ASSETS

     As previously reported on Schedule 14D-1 filed February 19, 1998, as finally amended on March 16, 1998 (the "Final Amendment"), Middle Bay Oil Company, Inc. (the "Registrant"" or "Middle Bay") acquired on March 27, 1998 1,064,432 shares of the common stock of Enex Resources Corporation, a Delaware corporation ("Enex"), for $15 cash per share pursuant to Middle Bay's tender offer (the "Tender Offer") which began on February 19, 1998. The Enex shares acquired by Middle Bay represent 79.2% of the total outstanding Enex common shares.

     Enex is an independent oil and gas production and development company headquartered in Kingwood, Texas, with operations primarily in Texas. Enex shares are traded on the NASDAQ Stock Market National Market System under the symbol ENEX. Concurrent with the closing of the Tender Offer, the Enex Board of Directors resigned and were replaced by the persons who constitute Middle Bay's Board of Directors. Enex is presently being operated as a majority-owned subsidiary of Middle Bay.

     The purchase price of $15,966,480 was financed through Middle Bay's new credit facility with Compass Bank, as reported in the Final Amendment.

     The purchase price per share was derived by Middle Bay by estimating the discounted reserve value of Enex's properties and through negotiation with Enex management, who recommended acceptance of the Tender Offer to the Enex shareholders.

ITEM 7.FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

     (A) The consolidated financial statements of Enex as of December 31, 1997 and 1996, as previously filed on Form 10-KSB (Commission File No. 0-9378), are incorporated herein by reference.

     (B) It is impractical to furnish with this Report the pro forma financial information relative to the acquisition described in Item 2. Such information will be furnished by amendment under cover of Form 8-K/A on or before June 10, 1998.

     (C)   Exhibits

     2.1 - Offer to Purchase for Cash included in and incorporated by reference to Schedule 14D-1 of Registrant filed February 19, 1998 and as amended through April 9, 1998.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated:  May 6, 1998


                                 MIDDLE BAY OIL COMPANY, INC.



                                 By:     /s/  Frank C. Turner, II
                                    --------------------------------
                                               Signature

                                             Vice President
                                    --------------------------------
                                                 Title

                                           Frank C. Turner, II
                                    --------------------------------
                                                  Name